Summary of Series A Preferred Stock Proposals

Nasdaq Global Market: CCLD, CCLDP, CCLDO

July 9, 2024



Safe Harbor Statements

This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "shall," "should," "could," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "seeks," "estimates," "forecasts," "predicts," "possible," "potential," "target," or "continue" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this presentation include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, including our ability to continue as a going concern, to raise additional capital and to succeed in our future operations, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to substantial known and unknown risks, uncertainties, and other factors that may cause our (or our industry's) actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, without limitation, our ability to:

- Manage our growth, including acquiring, partnering with, and effectively integrating acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;
- Retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;
- Maintain operations in Pakistan, Azad Jammu and Kashmir, and Sri Lanka (together, the "Offshore Offices") in a manner that continues to enable us to offer competitively priced products and services;
- Keep pace with a rapidly changing healthcare industry;
- Consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;
- Maintain and protect the privacy of confidential and protected Company, client and patient information;
- Develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;
- Attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and A. Hadi Chaudhry as Chief Executive Officer, all of which are critical to our ongoing operations and growing our business;
- Realize the expected cost savings and benefits from our restructuring activities and structural cost reductions;
- Comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank, a division of First Citizens Bank, and other future debt facilities;
- Resume and then continue to pay our monthly dividends to the holders of our Series A and Series B preferred stock;
- Incorporate AI into our products faster and more successfully than our competitors, protecting the privacy of medical records and cybersecurity threats;
- Compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
- Effectively integrate, manage and keep our information systems secure and operational in the event of a cyber-attack;
- Respond to the uncertainty resulting from pandemics, epidemics or other public health emergencies and the impact they may have on our operations, the demand for our services, our projected results of operations, financial performance or other financial metrics or any of the foregoing risks and economic activity in general; and
- Keep and increase market acceptance of our products and services.

Although we believe that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this presentation are made as of the date of this presentation, and the Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Statement about the Special Proxy Statement

The issuer has filed a special proxy statement on Form DEF 14A and additional materials on Form DEFA 14A on July 8, 2024. The special proxy statement and additional materials can be accessed through the following links: You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or on CareCloud's investor relations web site at www.ircarecloud.com. Alternatively, CareCloud will arrange to send you the special proxy and additional materials if you request it by calling (732) 873-5133 x 134 or emailing nroth@carecloud.com.

Additional Information about the Amendment and Where to Find It

In connection with the proposed amendment, the Company filed a definitive proxy statement on Schedule 14A with the SEC. The proxy mailing was first given to shareholders on or about July 10, 2024. The Special Meeting of the Series A Preferred Shareholders will be held on August 23, 2024. The Company may file other relative documents with the SEC regarding the proposed amendment. This document is not a substitute for the definitive proxy statement or any other relative documents the Company may file with the SEC. HOLDERS OF THE SERIES A PREFERRED STOCK ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELATIVE DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED AMENDMENT. Investors and security holders are able to obtain free copies of the definitive proxy statement and all other relative documents once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Additional copies of the definitive proxy statement will be available for free from the Company.

No Offer or Solicitation

This presentation is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval. The solicitation of votes or approval shall only be made via a definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission ("SEC"), as supplemented from time to time.

If you have any questions about the proposed amendment, you may contact:

Alliance Advisors, as Information Agent.

Alliance Advisors, LLC
200 Broadacres Dr, 3rd Floor
Bloomfield, NJ 07003

Call: 844-874-6164

Email: CareCloud@AllianceAdvisors.com

Series A Preferred Stock Proposal Background

On July 8, 2024, CareCloud ("CareCloud" or the "Company") filed a special proxy statement asking Series A Preferred Shareholders to approve at a Special Meeting:

1. An amendment to the designations, preferences and rights associated with the 11% Series A Cumulative Redeemable Preferred Stock (the "Preferred Stock Proposal"); and

2. One or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting on August 23, 2024 (the "Adjournment Proposal").

***Note: This is only a summary of the Series A Stock Proposal. For full details, please see the Company's Proxy Statement, filed on July 8, 2024, at www.sec.gov or the Company's website.**

What are the Goals of the Preferred Stock Proposal?

- To best align the interests, protections and rights between the Series A and Series B Preferred Shareholders, namely:
  - Without the changes contained in the Series A Preferred Stock Proposal, a potential acquirer of the Company who purchases the common stock could have the obligation redeem the Series B Preferred Stock at $25/share liquidation preference (plus any accumulated and unpaid dividends), but may leave the Series A Preferred Shares outstanding as a security of a public reporting entity, after paying any accumulated and unpaid dividends.
- To provide the Company with additional financial flexibility to successfully implement and execute on its growth strategy through reducing the future dividends and the ability to exchange the Series A Preferred Shares for common shares.
- To best position the Company and its Series A Preferred Shareholders in the event of an acquisition.
- To assure that Series A Preferred Shareholders would be treated fairly by a potential acquirer.

The Board of Directors of CareCloud believes that the changes above would be in the best interest of the Company, the preferred shareholders and the common shareholders.

*Note: This is only a summary of the Series A Stock Proposal. For full details, please see the Company's Proxy Statement, filed on July 8, 2024, at www.sec.gov or the Company's website.

What are the Key Changes under the Series A Preferred Stock Proposal?

Align Change of Control Rights between Classes of Preferred Stock (Expanded Rights)	Provide the same change of control rights and protections to the Series A Preferred Shareholders (which currently do not exist for Series A) as those provided to its Series B Preferred Shareholders, thereby best aligning both classes of preferred stock.
Align Dividends between Classes of Preferred Stock	Align the dividends paid to both classes of Preferred Stock—and in doing so, lower the dividend expense burden to the Company, better enabling it to successfully implement and execute its growth strategy.
Added Exchange Feature	Provide the Company the right to cause the outstanding shares of the Series A Preferred Stock, in whole or in part, to be exchanged into Common Stock without the extra expense of a public offering at its $25 per share liquidation preference plus any accumulated and unpaid dividends, based on an exchange price ("Exchange Feature").

*Note: This is only a summary of the Series A Stock Proposal. For full details, please see the Company's Proxy Statement, filed on July 8, 2024, at www.sec.gov or the Company's website.

How Does this Series A Preferred Stock Proposal Benefit the Series A Shareholders?

Provides Protection and Liquidity in a Change of Control

- The Series A Preferred Stock Proposal provides Series A Preferred Shareholders with change of control provisions similar to those afforded to Series B Preferred Shareholders.
- ***Without the changes contained in the Proposal, a potential acquirer of the Company who purchases the common stock could have the obligation to redeem the Series B Preferred Stock at $25/share liquidation preference (plus any accumulated and unpaid dividends), but may leave the Series A Preferred Shares outstanding as a security of a public reporting entity, after paying any accumulated and unpaid dividends.***

Align Dividends between Classes of Preferred Stock

- In addition to aligning the change in control rights between the Series A and Series B Preferred Shareholders, the Series A Preferred Stock Proposal would also align the dividend rate.
- This modification to the dividend rate of the Series A Preferred Stock would provide the Company additional financial flexibility to implement and execute on its growth strategy, thereby best positioning for stock price appreciation and in the event of an acquisition.

Creates Potential Upside by Introducing an Exchange Feature

- The Series A Preferred Shareholders would have the opportunity to receive the Company's common stock based on the $25/share liquidation preference of the Series A Preferred Stock (plus any accumulated and unpaid dividends), which is significantly higher than the current market value of the Series A Preferred Stock.
- An Exchange under the Exchange Feature of the Series A Preferred Stock Proposal may be initiated by the Company's Board of Directors, in whole or in part, at any time.

CareCloud

*Note: This is only a summary of the Series A Stock Proposal. For full details, please see the Company's Proxy Statement, filed on July 8, 2024, at www.sec.gov or the Company's website.

What are my Risks to Voting in Favor of the Series A Preferred Stock Proposal?

- The future dividend rate would be reduced from 11% to 8.75% per annum, consistent with the Series B Preferred Stock.
- The Company would have the right to exchange part or all of the Series A Preferred Stock for shares of Common Stock and if such exchange occurs, you would:
  - Forfeit rights to any future dividends (and future accumulated dividends); and
  - Forfeit liquidation preference.
- The future market value of the Company's Common Stock is uncertain and may fluctuate.
- The anticipated growth of the Company may not occur.

Please refer to the Company's special proxy statement filed July 8, 2024 for other risks associated with the Series A Preferred Stock Proposal.

***Note: This is only a summary of the Series A Stock Proposal. For full details, please see the Company's Proxy Statement, filed on July 8, 2024, at www.sec.gov or the Company's website.**

What are the Required Approvals?

- The Series A Preferred Stock Proposal must be approved by holders of at least **66 2/3%** of the outstanding Series A Preferred Stock.
  - Non-votes are effectively a "no" vote.
  - If we do not receive the required votes, there will be no changes.
- You have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card.
  - **By Internet**: Go to www.AALvote.com/CCLD. Have your proxy card available when you access this website. Follow the prompt to vote your shares.
  - **By Telephone**: Vote your proxy by calling 1 (866) 804-9616. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
  - **By Mail**: Mark, sign and date your proxy card, then detach it, and return it in the postage paid envelope provided to you.
- Your vote submitted electronically, over the Internet or by telephone must be received by **11:59pm Eastern Time on August 21, 2024.**

The Board of Directors of CareCloud believes that the changes in the Series A Preferred Stock Amendment would be in the best interest of the Company, the preferred shareholders and the common shareholders.

*Note: This is only a summary of the Series A Stock Proposal. For full details, please see the Company's Proxy Statement, filed on July 8, 2024, at www.sec.gov or the Company's website.

CareCloud

Thank You!

Nasdaq Global Market: CCLD, CCLDP, CCLDO

Corporate
carecloud.com

Investor Relations
ir.carecloud.com

Norman Roth, Chief Financial Officer
ir@carecloud.com

Bill Korn
ir@carecloud.com